    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2000
                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                            INTERACTIVE NETWORK, INC.
             (Exact name of registrant as specified in its charter)

CALIFORNIA                                  94-3025019
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

             180 SECOND STREET, SUITE B, LOS ALTOS, CALIFORNIA 94022 (Address of Principal Executive Offices including Zip Code)

                             1988 STOCK OPTION PLAN
                            (Full title of the plan)

                                 BRUCE W. BAUER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            INTERACTIVE NETWORK, INC.
             180 SECOND STREET, SUITE B, LOS ALTOS, CALIFORNIA 94022
                     (Name and address of agent for service)

                                 (650) 947-3345
          (Telephone number, including area code, of agent for service)

                                With a copy to:
                            ROBERT S. TOWNSEND, ESQ.
                             MORRISON & FOERSTER LLP
                                425 MARKET STREET
                         SAN FRANCISCO, CALIFORNIA 94105
                                 (415) 268-7000

================================================================================

                                          CALCULATION OF REGISTRATION FEE

                                                        Proposed               Proposed
  Title of Securities         Account to be         Maximum Offering       Maximum Aggregate         Amount of
    to be Registered           Registered          Price per Share(2)       Offering Price        Registration Fee
    ----------------           ----------          ------------------       --------------        ----------------
Common Stock,
no par value              1,900,000 shares(1)            $1.125              $2,137,500               $564.30

(1) Represents a portion of the shares which were available for grant under the 1988 Stock Option Plan.
(2) Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Interactive Network, Inc.'s Common Stock on the OTC Bulletin Board on December 15, 2000.

                                     PART I
                                EXPLANATORY NOTE

         The documents containing the information concerning the 1988 Stock Option Plan specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission (the "Commission") Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Interactive Network, Inc. (the "Registrant") with the Commission are incorporated by reference herein:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on April 14, 2000 and amended on November 9, 2000, pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed on May 15, 2000, pursuant to Section 13(a) of the Exchange Act.

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed on August 15, 2000 and amended on November 9, 2000, pursuant to Section 13(a) of the Exchange Act.

         (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, filed on November 14, 2000, pursuant to
Section 13(a) of the Exchange Act.

         (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements covered in (a) above.

         (f) The description of the Registrant's Common Stock which is contained in its Registration Statement (No. 33-42951) on Form S-1 filed with the Commission on September 24, 1991.

         All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock offered hereby will be passed upon for the Registrant by Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105.

         The Registrant has entered into an agreement with Morrison & Foerster LLP for payment of previously-incurred legal expenses on the following terms: legal fees incurred prior to confirmation of its bankruptcy plan of reorganization, reflected on the Balance Sheet of the registrant as of September 30, 2000 as $957,775 is due and payable on September 30, 2001, interest free until that date; $684,255 of legal fees incurred after confirmation of the bankruptcy plan is payable in equal monthly installments over two years, commencing October 15, 2001, with interest at 1% per annum over Bank of America's prime rate. The Registrant has agreed to issue to Morrison & Foerster a warrant exercisable in whole or in part from time to time for 10 years, to purchase sufficient shares of the Registrant's common stock to enable the warrant holder, by tender of the warrant in satisfaction of such indebtedness, to extinguish such indebtedness in full. The warrant exercise price will be equal to 101% of the average of the closing bid prices for the Registrant's common stock for the twenty business days on which the stock traded preceding the date of filing with the SEC of the Company's Form 10-Q for the quarter ended September 30, 2000 but not less than $1.22 per share.

         In addition to the foregoing legal expenses, through September 30, 2000, contingent legal expenses in the amount of $1,145,308 have been incurred by the Registrant in contesting claims in the Bankruptcy Court, which the Registrant will be obligated to pay only out of savings realized from a successful reversal or reduction on appeal of awards granted by the Bankruptcy Court with respect to contested claims, or through exercise, by cancellation of such expense indebtedness at the same exercise price as discussed above, of a warrant for the Registrant's common stock if an appeal is not pursued.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Bylaws provide that the Registrant will indemnify its agents to the fullest extent permitted by California law. The Registrant is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify.

         In addition, the Registrant's Articles of Incorporation, as amended provide that the liability of the Registrant's directors shall be eliminated to the fullest extent permissible under California law. This provision in the Articles of Incorporation does not eliminate a director's duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief will remain available under California law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omission not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any laws, such as the federal securities laws or state or federal environmental laws.

         The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         The Registrant has obtained an insurance policy covering directors and officers liability and company reimbursement, pursuant to which the Registrant's officers and directors, or the Registrant if it has made payments to indemnify its officers and directors, will be reimbursed for certain costs, charges and expenses incurred as a result of proceedings involving directors and officers in their capacity as such, up to the limit of the policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


         4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 of Exhibits to Registrant's Form S-8 Registration Statement, as filed with the Commission on November 10, 1992)

         4.2 Certificate of Determination of the Registrant, filed with the California Secretary of State on September 20, 1994 (incorporated by reference to Exhibit 3.3 of Exhibits to Registrant's Form 8-K Report, as filed with the Commission on October 3, 1994)

         4.3 Certificate of Amendment of Amended and Restated Articles of Incorporation of Registrant, dated May 22, 1995 (incorporated by reference to Exhibit 3.3 of Exhibits to Registrant's Form 10-K Annual Report, as filed with the Commission on March 30,
                  1999)

         4.4(a) Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 4.2 of Exhibits to Registrant's Form S-1 Registration Statement, as filed with the Commission on November 10, 1992)

         4.4(b) Amendment to Bylaws of the Registrant, dated February 26, 1999 (incorporated by reference to Exhibit 3.4(b) of Exhibits to Registrant's Form 10-K Annual Report, as filed with the Commission on March 30, 1999)

         4.5      1988 Stock Option Plan, as amended.

         4.6 Form of Incentive Stock Option Agreement for use with the 1988 Stock Option Plan.

         4.7 Form of Nonstatutory Stock Option Agreement for use with the 1988 Stock Option Plan.

         5.1      Opinion of Morrison & Foerster LLP.

         23.1     Consent of KPMG LLP, Independent Public Accountants.

         23.2     Consent of Marc Lumer & Co.

         23.3     Consent of Morrison & Foerster LLP. Reference is made to
                  Exhibit 5.1.

         24.1 Power of Attorney. Reference is made to the signature page of this Registration Statement.


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on this 6th day of December, 2000.

                                             INTERACTIVE WORK, INC.

                                             By:   /S/ BRUCE BAUER
                                                 -------------------------------
                                                  Bruce W. Bauer
                                                  President and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce W. Bauer, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                               TITLE                      DATE
---------                               -----                      ----

                             Director, President, Chief
                             Executive Officer, Secretary and
/S/ BRUCE BAUER              Treasurer (Principal Executive,
-------------------------    Financial and Accounting Officer)  December 6, 2000
Bruce W. Bauer



/S/ BRUCE BAUER
-------------------------    Director                           December 6, 2000
William H. Green


/S/ WILLIAM GROENEVELD
-------------------------    Director                           December 6, 2000
William L. Groeneveld



/S/ LARRY TAYMOR
-------------------------    Director                           December 6, 2000
Larry Taymor



/S/ ROBERT HESSE
-------------------------    Director                           December 6, 2000
Robert Hesse


                                  EXHIBIT INDEX

Exhibit                                                                           Sequential
Number                     Exhibit Description                                    Page Number
------                     -------------------                                    -----------

4.1      Amended and Restated Articles of Incorporation of the Registrant
         (incorporated by reference to Exhibit 4.1 of Exhibits to Registrant's
         Form S-8 Registration Statement, as filed with the Commission on November 10, 1992)

4.2 Certificate of Determination of the Registrant, filed with the California Secretary of State on September 20, 1994 (incorporated by reference to Exhibit 3.3 of Exhibits to Registrant's Form 8-K Report, as filed with the Commission on October 3, 1994)

4.3      Certificate of Amendment of Amended and Restated Articles of
         Incorporation of Registrant, dated May 22, 1995 (incorporated by reference to Exhibit 3.3 of Exhibits to Registrant's Form 10-K Annual
         Report, as filed with the Commission on March 30, 1999)

4.4(a) Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 4.2 of Exhibits to Registrant's Form S-1 Registration
         Statement, as filed with the Commission on November 10, 1992)

4.4(b)   Amendment to Bylaws of the Registrant, dated February 26, 1999
         (incorporated by reference to Exhibit 3.4(b) of Exhibits to Registrant's Form 10-K Annual Report, as filed with the Commission on
         March 30, 1999)

4.5      1988 Stock Option Plan, as amended.

4.6      Form of Incentive Stock Option Agreement for use with the 1988 Stock
         Option Plan.

4.7      Form of Nonstatutory Stock Option Agreement for use with the 1988 Stock
         Option Plan.

5.1      Opinion of Morrison & Foerster LLP.

23.1     Consent of KPMG LLP, Independent Public Accountants.

23.2     Consent of Marc Lumer & Co., Independent Public Accountants.

23.2     Consent of Morrison & Foerster LLP. Reference is made to Exhibit 5.1.

24.1 Power of Attorney. Reference is made to the signature page of this Registration Statement.